UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2025

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yum China Building
101 East Park Boulevard, Suite 805	20 Tian Yao Qiao Road
Plano, Texas 75074	Shanghai 200030
United States of America	People’s Republic of China

(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange
	9987	The Stock Exchange of Hong Kong Limited

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2025, the Board of Directors (the “Board”) of Yum China Holdings, Inc. (the “Company”) appointed Adrian Ding, the Company’s Acting Chief Financial Officer and Chief Investment Officer, to the position of Chief Financial Officer, effective March 6, 2025.

Mr. Adrian Ding, age 38, joined the Company in March 2019 as Vice President of Corporate Finance. He served as the Acting Chief Financial Officer of the Company from October 2024 and Chief Investment Officer of the Company from February 2020 to March 2025. Additionally, Mr. Ding served as General Manager of the Company’s Lavazza joint venture from March 2022 to December 2024. Prior to joining the Company, Mr. Ding worked for Alibaba Group Holding Limited from 2018 to early 2019, responsible for strategic investments in the technology and media sectors. Before that, Mr. Ding gained extensive experience in investment banking, having advised clients on a number of capital markets and M&A projects. Mr. Ding worked at UBS AG as a Director in Investment Banking. He also previously worked at Morgan Stanley and Citigroup Global Markets Asia Limited. Mr. Ding currently serves as a director of Fujian Sunner Development Co., Ltd. (Shenzhen Stock Exchange: 002299). Mr. Ding obtained a master’s degree in business administration (MBA) from Columbia Business School, and a bachelor’s degree in quantitative finance from Hong Kong University of Science and Technology.

In connection with Mr. Ding’s appointment, the Compensation Committee of the Board approved an increase in Mr. Ding’s annual base salary from RMB3,892,320 to RMB4,320,470 (or US$540,600 to US$600,065 using an exchange rate of 7.2) and an increase in his annual performance-based bonus target from 85% to 90% of his annual base salary. In lieu of granting additional awards under the 2025 annual long-term incentive awards, Mr. Ding will be granted a one-time award of restricted stock units with a grant value of US$400,000 in May 2025, which will vest in equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Ding’s continued employment through the vesting dates. The letter agreement between the Company and Mr. Ding setting forth the terms of his appointment as Chief Financial Officer of the Company is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the appointment of Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description
10.1	Letter Agreement, dated as of March 10, 2025, by and between Yum China Holdings, Inc. and Adrian Ding.
99.1	Press Release of Yum China Holdings, Inc. issued March 10, 2025 announcing appointment of Chief Financial Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Pingping Liu
Name: Pingping Liu
Title: Chief Legal Officer
Date: March 10, 2025